EXHIBIT 99.1

March 11, 2011

PLC Systems, Inc.

10 Forge Park

Franklin, MA 02038

Attention:  Edward H. Pendergast, Chairman of the Board

Dear Ed:

Please accept this letter as my resignation, effective immediately, as a member of the Board of Directors of PLC Systems, Inc.

Sincerely,

/s/ Robert I. Rudko

Robert I. Rudko